UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2012 (January 31, 2012)

American Realty Capital Daily Net Asset Value Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-169821	27-3441614
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 31, 2012, American Realty Capital Daily Net Asset Value Trust, Inc. (the “Company”) closed its acquisition of a fee simple interest in two freestanding, single-story Family Dollar stores located in Kansas, Oklahoma and Gloster, Mississippi, for an aggregate contract purchase price of approximately $1.7 million, exclusive of closing costs.

Kansas, Oklahoma

The Company acquired the Kansas, Oklahoma property though an indirect wholly owned subsidiary of its operating partnership. The seller of the property is Triple C Development, Inc. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price of the property was approximately $1.0 million, exclusive of closing costs. The Company funded the acquisition of the property with (a) net proceeds from its ongoing public offering of approximately $0.6 million (made available following the closing of the multi-tenant post-acquisition financing described below) and (b) a $0.4 million portion of a multi-tenant mortgage loan with First Place Bank, as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The tenant of the property is Family Dollar, Inc., which is a wholly-owned subsidiary of Family Dollar Stores, Inc. (NYSE: “FDO”). Family Dollar Stores, Inc. has guaranteed the tenant’s obligations under the lease and has an investment grade credit rating as determined by major credit rating agencies. The property consists of 8,320 rentable square feet. The lease commenced in August 2011 and has a 10-year term expiring in June 2021. The lease contains no annual contractual rental escalations. The lease contains five renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent. The aggregate annualized straight line rental income for the properties is approximately $90,000, or approximately $10.81 per rentable square foot.

Gloster, Mississippi

The Company acquired the Gloster, Mississippi property though an indirect wholly owned subsidiary of its operating partnership. The seller of the property is Small, LLC. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price of the property was approximately $0.7 million, exclusive of closing costs. The Company funded the acquisition of the property with (a) net proceeds from its ongoing public offering of approximately $0.4 million (made available following the closing of the multi-tenant post-acquisition financing described below) and (b) a $0.3 million portion of a multi-tenant mortgage loan with First Place Bank, as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The tenant of the property is Family Dollar Stores of Mississippi, Inc., which is a wholly-owned subsidiary of Family Dollar Stores, Inc. (NYSE: “FDO”) and the lease are guaranteed by Family Dollar Stores, Inc. The property consists of 8,000 rentable square feet. The lease commenced in June 2011. The lease has an 11-year term and expires in June 2022. The lease contains no annual contractual rental escalations. The lease contains six renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent. The aggregate annualized straight line rental income for the property is approximately $69,000, or approximately $8.56 per rentable square foot.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2012, the Company, through its indirect wholly owned subsidiaries, entered into a $1.5 million multi-tenant term loan with First Place Bank to provide financing for the two Family Dollar properties as well as post-acquisition financing for two previously acquired properties – a Dollar General property in Alorton, Illinois and a Family Dollar property in Woodville, Mississippi. The loan is evidenced by a promissory note secured by a mortgage on the properties and has a five-year term. The loan bears interest at a per annum fixed rate of 4.54%. The loan requires monthly interest-only payments with the principal balance due on the maturity date in February 2017.

The loan may be prepaid from time to time and at any time, in whole or in part, subject to a premium equal to 2% of the principal amount being repaid for prepayments greater than 10% of the original loan balance in any 12-month period in respect of prepayments made prior to November 2016. The mortgages for each of the properties will be cross-collateralized with one another and in the event that the Company defaults on one of the mortgages, the lender may look to the other properties as collateral. The loan is guaranteed by the Company’s operating partnership, American Realty Capital Operating Partnership III, L.P.

The description of the loan in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the loan agreement.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessees of the Family Dollar stores described under Item 2.01 of this Current Report on Form 8-K.

Family Dollar Stores, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Family Dollar Stores, Inc. are taken from such filings:

	Quarter Ended November 26, 2011 (Unaudited)	Year Ended
(Amounts in Thousands)		August 27, 2011 (Audited)	August 28, 2010 (Audited)	August 30, 2009 (Audited)
Consolidated Condensed Statements of Income
Net sales	$2,148,287	$8,547,835	$7,866,971	$7,400,606
Operating profit	134,910	638,072	575,598	457,269
Net income	80,350	388,445	358,135	291,266

	November 26, 2011 (Unaudited)	August 27, 2011 (Audited)	August 28, 2010 (Audited)	August 30, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$3,121,151	$2,996,205	$2,968,145	$2,877,802
Long-term debt	516,207	532,370	250,000	250,000
Total liabilities	1,973,450	1,909,131	1,546,591	1,437,742
Total shareholders’ equity	1,147,701	1,087,074	1,421,554	1,440,060

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated February 1, 2012

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

Date: February 1, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and
Chairman of the Board of Directors